   As filed with the Securities and Exchange Commission on February 8, 1995.
                                               Registration No. 33-_____________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             ----------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            TCF FINANCIAL CORPORATION
               (Exact name of issuer as specified in its charter)

     DELAWARE                                            41-1591444
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

          801 MARQUETTE AVENUE, SUITE 302, MINNEAPOLIS, MINNESOTA 55402 (Address of principal executive offices, including Zip Code)

                             THE GREAT LAKES BANCORP
                       401(K) SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                                GREGORY J. PULLES
                          GENERAL COUNSEL AND SECRETARY
                            TCF FINANCIAL CORPORATION
                         801 MARQUETTE AVENUE, SUITE 302
                          MINNEAPOLIS, MINNESOTA 55402
                     (Name and address of agent for service)

                                 (612) 661-6500
          (Telephone number, including area code, of agent for service)

               Approximate date of commencement of proposed sale:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                         CALCULATION OF REGISTRATION FEE


- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------
                                             PROPOSED       PROPOSED
  TITLE OF                                   MAXIMUM        MAXIMUM
 SECURITIES                AMOUNT            OFFERING       AGGREGATE       AMOUNT OF
   TO BE                   TO BE              PRICE         OFFERING       REGISTRATION
REGISTERED               REGISTERED          PER SHARE       PRICE             FEE
- ---------------------------------------------------------------------------------------
Common Stock,
 $.01 par value (1)      25,516 shares (2)    $39.19 (3)    $1,000,000 (3) $ 345.00
- ---------------------------------------------------------------------------------------



- ---------------------------------------------------------------------------------------
(1)  Includes Preferred Share Purchase Rights to purchase Series A Junior Participating
     Preferred Stock which currently are not separable from the common stock and are not exercisable.
(2)  The number of shares registered represents the estimated number of shares to be issued during the next 12 months.  In addition, pursuant to Rule 416(c) under the
     Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(3)  Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such Common Stock reported on the New York Stock Exchange on
     February 7, 1995.

- ---------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     Documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


ITEM 1.  PLAN INFORMATION.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents have been filed by TCF Financial Corporation ("TCF") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and are incorporated by reference herein:

     a. TCF's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

     b. TCF's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994;

     c. TCF's Current Reports on Form 8-K dated January 24, January 26, September 12, and September 23, 1994; and

     d. The descriptions of TCF's capital stock at Item 1 of the Registration Statements on Form 8-A for TCF Common Stock and TCF's Preferred Share Purchase Rights.

     All documents filed with the Commission by TCF pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold shall be deemed to be incorporated by reference herein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The common stock, par value $.01 per share (the "Common Stock"), of TCF offered pursuant to this Registration Statement and the related Preferred Share Purchase Rights are registered under Section 12(b) of the Securities Exchange Act of 1934. The descriptions of TCF's Common Stock and Preferred Share Purchase Rights are incorporated by reference pursuant to Item 3.d. above.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Indemnification of directors and officers of TCF is provided under
Article 13 of the Certificate of Incorporation of TCF to the fullest extent authorized by the Delaware Corporation Law, which generally provides for indemnification for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TCF and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     TCF has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to TCF of costs incurred by it in indemnifying its directors and officers.

     In addition, as allowed by the Delaware General Corporation Law, Article 12 of TCF's Certificate of Incorporation provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for certain types of breaches of fiduciary duty as a director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT
NUMBER    DESCRIPTION
- -------   -----------

 5.1 Opinion of Winthrop & Weinstine, P.A. as to the legality of Common Stock of TCF

23.1  Consent of KPMG Peat Marwick LLP

23.2  Consent of Winthrop & Weinstine, P.A. [included in its opinion filed as
      Exhibit 5.1].

24.1  Powers of Attorney [included as part of signature page].

99.1 Great Lakes Bancorp Amended 401(k) Savings and Investment Plan and Trust Agreement


9.  UNDERTAKINGS.

(a)   RULE 415 OFFERING.

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(H) STATEMENT REQUIRED IN CONNECTION WITH FILING OF REGISTRATION STATEMENT ON FORM S-8.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


            (The remainder of this page is intentionally left blank.)

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on February 8, 1995.

                          TCF FINANCIAL CORPORATION


                          By  /s/ William A. Copper
                             --------------------------------------------------
                              William A. Cooper
                              Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

   We, the undersigned directors and officers of TCF Financial Corporation, do hereby severally constitute and appoint William A. Cooper and Gregory J. Pulles, and each of them singly, our true and lawful attorneys and agents, to do any and all things and acts in our names in the capacities indicated below and to execute any and all instruments for us and in our names in the capacities indicated below which said William A. Cooper or Gregory J. Pulles, or either of them, may deem necessary or advisable to enable TCF Financial Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-8 relating to the offering of TCF Common Stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the Registration Statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said William A. Cooper and Gregory J. Pulles, or either of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                TITLE                                DATE
- ---------                -----                                ----

/s/ William A. Cooper    Chairman of the Board,               February 8, 1995
- ---------------------    Chief Executive Officer and Director          --
William A. Cooper

/s/ Joseph P. Clifford   Vice Chairman of the Board and       February 8, 1995
- ----------------------   Director                                      --
Joseph P. Clifford

/s/ Thomas A. Cusick     Vice Chairman of the Board and       February 8, 1995
- --------------------     Director                                      --
Thomas A. Cusick

/s/ Robert E. Evans      Vice Chairman of the Board and       February 8, 1995
- --------------------     Director                                      --
Robert E. Evans

/s/ Lynn A. Nagorske     President, Chief Operating Officer   February 8, 1995
- --------------------     and Treasurer (Principal Financial            --
Lynn A. Nagorske         Officer)

/s/ Mark R. Lund         Senior Vice President, Assistant     February 8, 1995
- --------------------     Treasurer and Controller (Principal           --
Mark R. Lund             Accounting Officer)

                         Director                             February   , 1995
- --------------------                                                   --
Bruce G. Allbright

                         Director                             February   , 1995
- --------------------                                                   --
Rudolph E. Boschwitz

/s/ Luella G. Goldberg   Director                             February 8, 1995
- ----------------------                                                 --
Luella G. Goldberg

                         Director                             February   , 1995
- --------------------                                                   --
Daniel F. May

/s/ Thomas J. McGough    Director                             February 8, 1995
- ---------------------                                                  --
Thomas J. McGough

/s/ Ralph Strangis       Director                             February 8, 1995
- --------------------                                                   --
Ralph Strangis

                         Director                             February   , 1995
- --------------------                                                   --
Ronald A. Ward

                         Director                             February   , 1995
- --------------------                                                   --
John M. Eggemeyer

/s/ Robert J. Delonis    Director                             February 8, 1995
- ---------------------                                                  --
Robert J. Delonis

                       Director                             February   , 1995
- --------------------                                                 --
Roy E. Weber

                       Director                             February   , 1995
- --------------------                                                 --
Mark K. Rosenfeld